Exhibit 99.1

Vertex Announces Fourth Quarter and Full Year 2025 Financial Results

KING OF PRUSSIA, PA – February 11, 2026: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its fourth quarter and full year ended December 31, 2025.

“In 2025, Vertex delivered double-digit revenue growth and meaningful profitability improvements while making important investments in the future,” said Christopher Young, President and Chief Executive Officer of Vertex. “We sustained our market position as the leading provider of indirect tax solutions to the enterprise and continued to onboard new customers at a healthy pace. In addition, our e-invoicing business enjoyed accelerating growth in its first full year, while setting the stage for upcoming mandates in key European economies.”

Mr. Young continued, “Looking forward, I believe Vertex has a significant opportunity to accelerate revenue growth and improve profitability. We have near-term growth tailwinds including upcoming e-invoicing mandates in France and Germany, the two largest economies in Europe. In addition, Vertex is well-positioned to help tax departments improve their workflows with Artificial Intelligence. As an example, our new AI-driven Smart Categorization offering has delivered early traction, with several marquee wins with our enterprise customers. I am working closely with our teams as we execute on these opportunities, which I believe will extend Vertex’s leadership position, deliver sustainable and accelerating growth, and increase shareholder value.”

Fourth Quarter 2025 Financial Results

●	Total revenues of $194.7 million, up 9.1% year-over-year.
●	Software subscription revenues of $166.2 million, up 8.9% year-over-year.
●	Cloud revenues of $94.6 million, up 23.0% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $671.0 million, up 11.3% year-over-year.
●	Average Annual Revenue per direct customer (“AARPC”) was $137,867 at December 31, 2025, compared to $122,706 at December 31, 2024, and $133,484 at September 30, 2025.
●	Net Revenue Retention (“NRR”) was 105%, compared to 109% at December 31, 2024, and 107% at September 30, 2025.
●	Gross Revenue Retention (“GRR”) was 94%, compared to 95% at both December 31, 2024, and September 30, 2025.
●	Loss from operations of $2.6 million, compared to $13.1 million for the same period in the prior year.
●	Non-GAAP operating income of $36.1 million, compared to $32.5 million for the same period in the prior year.
●	Net loss of $7.0 million, compared to $67.8 million for the same period in the prior year.
●	Net loss per basic and diluted Class A and Class B shares of $0.04 compared to net loss per basic and diluted Class A and Class B shares of $0.43 for the prior year.
●	Non-GAAP net income of $27.8 million and Non-GAAP diluted earnings per share (“EPS”) of $0.17.
●	Adjusted EBITDA of $42.5 million, compared to $38.1 million for the same period in the prior year. Adjusted EBITDA margin of 21.8%, compared to 21.3% for the same period in the prior year.

Full Year 2025 Financial Results

●	Total revenues of $748.4 million, up 12.2% year-over-year.
●	Software subscription revenues of $639.7 million, up 12.8% year-over-year.
●	Cloud revenues of $352.9 million, up 27.9% year-over-year.
●	Income (loss) from operations of $2.3 million compared to $(2.2) million for the prior year.
●	Non-GAAP operating income of $136.7 million, compared to $131.0 million for the prior year.
●	Net income (loss) of $7.2 million, compared to $(52.7) million for the prior year.
●	Net income per basic Class A and Class B shares of $0.05 and net income per diluted Class A and Class B shares of $0.04, compared to net loss per basic and diluted Class A and Class B of $(0.34) for the prior year.

●	Non-GAAP net income of $105.8 million and Non-GAAP diluted EPS of $0.64.
●	Adjusted EBITDA of $161.5 million, compared to $151.9 million for the prior year. Adjusted EBITDA margin of 21.6%, compared to 22.8% for the prior year.
●	Cash provided by operating activities of $165.5 million, compared to $164.8 million for the prior year. Free cash flow of $47.6 million, compared to $77.7 million for the prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the first quarter of 2026, the Company currently expects:

●	Revenues of $193.5 million to $196.5 million;
●	Adjusted EBITDA of $40.5 million to $43.5 million.

For the full-year 2026, the Company currently expects:

●	Revenues of $823.5 million to $831.5 million;
●	Cloud revenue growth of 25 percent; and
●	Adjusted EBITDA of $188.0 million to $192.0 million.

John Schwab, Chief Financial Officer added, “Our guidance for 2026 reflects continued double-digit revenue growth along with improving profit margins. Reflecting our confidence in the business, in the fourth quarter of 2025, the Company repurchased approximately $10 million of shares of Class A common stock under our $150 million buyback authorization.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, amortization of cloud computing implementation costs in general and administrative expense, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, February 11, 2026, to discuss its fourth quarter and full year 2025 financial results.

Those wishing to participate may do so by dialing 1-412-317-6026 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 10205686, or via the Company’s Investor Relations website. The replay will expire on February 25, 2026 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex empowers the world’s leading brands to simplify the complexity of continuous compliance.

For more information, visit www.vertexinc.com or follow us on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and our stock repurchase program. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to maintain and grow revenue from existing customers and new customers, and expand their usage of our solutions; our ability to maintain and expand our strategic relationships with third parties; our ability to adapt to technological change and successfully introduce new solutions or provide updates to existing solutions; risks related to failures in information technology or infrastructure; challenges in using and managing use of Artificial Intelligence in our business; incorrect or improper implementation, integration or use of our solutions; failure to attract and retain qualified technical and tax-content personnel; competitive pressures from other tax software and service providers and challenges of convincing businesses using native enterprise resource planning functions to switch to our software; our ability to accurately forecast our revenue and other future results of operations based on recent success; our ability to offer specific software deployment methods based on changes to customers’ and partners’ software systems; our ability to continue making significant investments in software development and equipment; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to successfully integrate acquired businesses and to realize the anticipated benefits of such acquisitions; risks related to the fluctuations in our results of operations; risks related to our expanding international operations; our exposure to liability from errors, delays, fraud or system failures, which may not be covered by insurance; our ability to adapt to organizational changes and effectively implement strategic initiatives; risks related to our determinations of customers’ transaction tax and tax payments; risks related to changes in tax laws and regulations or their interpretation or enforcement; our ability to manage cybersecurity and data privacy risks; our involvement in material legal proceedings and audits; risks related to undetected errors, bugs or defects in our software; risks related to utilization of open-source software, business processes and information systems; risks related to failures in information technology, infrastructure, and third-party service providers; our ability to effectively protect, maintain, and enhance our brand; changes in application, scope, interpretation or enforcement of laws and regulations; global economic weakness and uncertainties, including the economic uncertainty created by the changing legal, regulatory, or taxation landscape in the United States, and disruption in the capital and credit markets; business disruptions related to natural disasters, epidemic outbreaks, including a global endemic or pandemic, terrorist acts, political events, or other events outside of our control; our ability to comply with anti-corruption, anti-bribery, and similar laws; our ability to protect our intellectual property; changes in interest rates, security ratings and market perceptions of the industry in which we operate, or our ability to obtain capital on commercially reasonable terms or at all; our ability to maintain an effective system of disclosure controls and internal control over financial reporting, or ability to remediate any material weakness in our internal controls; risks related to our Class A common stock and controlled company status; risks related to our indebtedness and adherence to the covenants under our debt instruments; our expectations regarding the effects of the Capped Call Transactions and regarding actions of the Option Counterparties and/or their respective affiliates; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the Company’s one-to-many channel strategy.

Customers	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Direct	4,915	4,888	4,862	4,856	4,867
Indirect	464	481	504	516	515
Total	5,379	5,369	5,366	5,372	5,382

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025, and our Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense and transaction costs related to acquired technology included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net income or loss the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, adjustments to the settlement value of deferred purchase commitment liabilities recorded as interest expense, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods to determine non-GAAP income or loss before income taxes. Non-GAAP income or loss before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares. Additionally, the dilutive effect of shares issuable upon conversion of the senior convertible notes is included in the calculation of Non-GAAP diluted EPS by application of the if-converted method.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense (including adjustments to the settlement value of deferred purchase commitment liabilities), income tax expense or benefit, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, stock-based compensation expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of December 31,
(In thousands, except per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$314,009	$296,051
Funds held for customers	24,286	30,015
Accounts receivable, net of allowance of $11,466 and $16,838, respectively	183,446	164,432
Prepaid expenses and other current assets	38,966	36,678
Investment securities available-for-sale, at fair value (amortized cost of $0 and $9,147, respectively)	—	9,157
Total current assets	560,707	536,333
Property and equipment, net of accumulated depreciation	209,727	177,559
Capitalized software, net of accumulated amortization	35,480	36,350
Goodwill and other intangible assets	396,006	363,021
Deferred commissions	31,907	27,480
Deferred income tax asset	85	19
Operating lease right-of-use assets	9,678	11,956
Long-term investment	15,000	—
Other assets	12,245	14,073
Total assets	$1,270,835	$1,166,791
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,557	$36,215
Accrued expenses	43,642	35,169
Customer funds obligations	21,802	27,406
Accrued salaries and benefits	23,992	14,581
Accrued variable compensation	34,593	45,507
Deferred revenue, current	382,839	339,326
Current portion of operating lease liabilities	4,283	3,995
Current portion of finance lease liabilities	55	77
Purchase commitment and contingent consideration liabilities, current	25,900	35,100
Total current liabilities	574,663	537,376
Deferred revenue, net of current portion	5,209	4,840
Debt, net of current portion	337,477	335,220
Operating lease liabilities, net of current portion	8,903	12,585
Finance lease liabilities, net of current portion	54	10
Purchase commitment and contingent consideration liabilities, net of current portion	79,600	87,400
Deferred income tax liabilities	5,664	9,918
Deferred other liabilities	345	90
Total liabilities	1,011,915	987,439
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 77,580 and 70,670 shares issued and outstanding, respectively	77	71
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 82,156 and 86,481 shares issued and outstanding, respectively	82	86
Treasury stock, at cost (504 and 0 shares, respectively)	(10,094)	—
Additional paid in capital	316,327	278,389
Accumulated deficit	(46,104)	(53,315)
Accumulated other comprehensive loss	(1,368)	(45,879)
Total stockholders' equity	258,920	179,352
Total liabilities and stockholders' equity	$1,270,835	$1,166,791

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Revenues:
Software subscriptions	$166,225	$152,597	$639,654	$567,124
Services	28,486	25,859	108,790	99,652
Total revenues	194,711	178,456	748,444	666,776
Cost of revenues:
Software subscriptions	49,078	44,550	187,816	175,580
Services	19,542	16,785	79,027	65,071
Total cost of revenues	68,620	61,335	266,843	240,651
Gross profit	126,091	117,121	481,601	426,125
Operating expenses:
Research and development	22,318	19,586	83,715	66,666
Selling and marketing	52,494	47,431	196,488	170,574
General and administrative	45,656	39,920	178,685	152,835
Depreciation and amortization	6,373	5,521	24,812	20,953
Change in fair value of acquisition contingent earn-outs	(600)	17,500	(17,000)	17,500
Other operating expense (income), net	2,461	267	12,570	(175)
Total operating expenses	128,702	130,225	479,270	428,353
Income (loss) from operations	(2,611)	(13,104)	2,331	(2,228)
Interest expense (income), net	(1,236)	(1,666)	(5,248)	(4,137)
Income (loss) before income taxes	(1,375)	(11,438)	7,579	1,909
Income tax expense	5,628	56,360	368	54,638
Net income (loss)	(7,003)	(67,798)	7,211	(52,729)
Other comprehensive (income) loss:
Foreign currency translation adjustments, net of tax	605	25,759	(44,520)	24,150
Unrealized loss (gain) on investments, net of tax	—	13	9	(13)
Total other comprehensive income (loss), net of tax	605	25,772	(44,511)	24,137
Total comprehensive income (loss)	$(7,608)	$(93,570)	$51,722	$(76,866)

Net income (loss) per share of Class A and Class B, basic	$(0.04)	$(0.43)	$0.05	$(0.34)
Net income (loss) per share of Class A and Class B, dilutive	$(0.04)	$(0.43)	$0.04	$(0.34)

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Year ended
	December 31,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income (loss)	$7,211	$(52,729)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,931	82,733
Amortization of cloud computing implementation costs	3,738	4,007
Provision for subscription cancellations and non-renewals	2,700	199
Amortization of deferred financing costs	2,721	2,033
Change in fair value of contingent consideration liabilities	(16,800)	14,925
Change in settlement value of deferred purchase commitment liability	—	423
Write-off of deferred financing costs	—	276
Stock-based compensation expense	57,763	47,425
Deferred income taxes	(5,395)	51,068
Non-cash operating lease costs	3,258	2,857
Other	(54)	(203)
Changes in operating assets and liabilities:
Accounts receivable	(12,880)	(22,076)
Prepaid expenses and other current assets	(5,805)	(14,207)
Deferred commissions	(4,428)	(6,242)
Accounts payable	1,225	11,615
Accrued expenses	8,128	(12,323)
Accrued and deferred compensation	(5,170)	9,232
Deferred revenue	35,674	51,096
Operating lease liabilities	(4,323)	(3,999)
Payments for purchase commitment and contingent consideration liabilities in excess of initial fair value	(200)	(4,367)
Other	1,249	3,078
Net cash provided by operating activities	165,543	164,821
Cash flows from investing activities:
Acquisition of businesses and assets, net of cash acquired	—	(71,755)
Long-term investment	(15,000)	—
Property and equipment additions	(96,236)	(65,769)
Capitalized software additions	(21,718)	(21,344)
Purchase of investment securities, available-for-sale	(2,398)	(15,993)
Proceeds from sales and maturities of investment securities, available-for-sale	11,607	16,710
Net cash used in investing activities	(123,745)	(158,151)
Cash flows from financing activities:
Net increase (decrease) in customer funds obligations	(5,604)	9,675
Proceeds from convertible senior notes	—	345,000
Principal payments on long-term debt	—	(46,875)
Payments on third-party debt	—	(3,904)
Payment for purchase of capped calls	—	(42,366)
Payments for deferred financing costs	—	(12,541)
Repurchases of shares	(10,094)	—
Proceeds from purchases of stock under ESPP	4,236	2,998
Payments for taxes related to net share settlement of stock-based awards	(28,950)	(21,516)
Proceeds from exercise of stock options	7,706	8,459
Payments for purchase commitment and contingent consideration liabilities	—	(7,580)
Payments of finance lease liabilities	(76)	(93)
Net cash provided by (used in) financing activities	(32,782)	231,257
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,213	(1,012)
Net increase in cash, cash equivalents and restricted cash	12,229	236,915
Cash, cash equivalents and restricted cash, beginning of period	326,066	89,151
Cash, cash equivalents and restricted cash, end of period	$338,295	$326,066
Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$314,009	$296,051
Restricted cash—funds held for customers	24,286	30,015
Total cash, cash equivalents and restricted cash, end of period	$338,295	$326,066

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2025	2024	2025	2024
Non-GAAP cost of revenues, software subscriptions	$28,753	$28,459	$112,145	$111,929
Non-GAAP cost of revenues, services	$18,541	$16,146	$73,965	$62,303
Non-GAAP gross profit	$147,417	$133,851	$562,334	$492,544
Non-GAAP gross margin	75.7%	75.0%	75.1%	73.9%
Non-GAAP research and development expense	$19,903	$17,334	$71,273	$56,395
Non-GAAP selling and marketing expense	$48,723	$43,743	$178,595	$154,892
Non-GAAP general and administrative expense	$36,200	$34,187	$149,310	$128,224
Non-GAAP operating income	$36,086	$32,540	$136,728	$130,989
Non-GAAP net income	$27,805	$25,483	$105,772	$100,984
Non-GAAP diluted EPS	$0.17	$0.15	$0.64	$0.61
Adjusted EBITDA	$42,459	$38,061	$161,540	$151,942
Adjusted EBITDA margin	21.8%	21.3%	21.6%	22.8%
Free cash flow	$10,100	$17,897	$47,589	$77,708
Free cash flow margin	5.2%	10.0%	6.4%	11.7%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands)	2025	2024	2025	2024
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$49,078	$44,550	$187,816	$175,580
Stock-based compensation expense	(1,151)	(912)	(5,829)	(4,349)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(19,174)	(15,179)	(69,842)	(59,302)
Non-GAAP cost of revenues, software subscriptions	$28,753	$28,459	$112,145	$111,929

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$19,542	$16,785	$79,027	$65,071
Stock-based compensation expense	(1,001)	(639)	(5,062)	(2,768)
Non-GAAP cost of revenues, services	$18,541	$16,146	$73,965	$62,303

Non-GAAP Gross Profit:
Gross profit	$126,091	$117,121	$481,601	$426,125
Stock-based compensation expense	2,152	1,551	10,891	7,117
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	19,174	15,179	69,842	59,302
Non-GAAP gross profit	$147,417	$133,851	$562,334	$492,544

Non-GAAP Gross Margin:
Total Revenues	$194,711	$178,456	$748,444	$666,776
Non-GAAP gross margin	75.7%	75.0%	75.1%	73.9%

Non-GAAP Research and Development Expense:
Research and development expense	$22,318	$19,586	$83,715	$66,666
Stock-based compensation expense	(2,415)	(2,252)	(12,442)	(9,548)
Transaction costs	—	—	—	(723)
Non-GAAP research and development expense	$19,903	$17,334	$71,273	$56,395

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$52,494	$47,431	$196,488	$170,574
Stock-based compensation expense	(3,184)	(3,103)	(15,616)	(13,204)
Amortization of acquired intangible assets – selling and marketing expense	(587)	(585)	(2,277)	(2,478)
Non-GAAP selling and marketing expense	$48,723	$43,743	$178,595	$154,892

Non-GAAP General and Administrative Expense:
General and administrative expense	$45,656	$39,920	$178,685	$152,835
Stock-based compensation expense	(3,763)	(4,060)	(18,814)	(17,556)
Severance expense	(4,850)	(660)	(6,823)	(3,048)
Amortization of cloud computing implementation costs – general and administrative expense	(843)	(1,013)	(3,738)	(4,007)
Non-GAAP general and administrative expense	$36,200	$34,187	$149,310	$128,224

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Non-GAAP Operating Income:
Income (loss) from operations	$(2,611)	$(13,104)	$2,331	$(2,228)
Stock-based compensation expense	11,514	10,966	57,763	47,425
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	19,174	15,179	69,842	59,302
Amortization of acquired intangible assets – selling and marketing expense	587	585	2,277	2,478
Amortization of cloud computing implementation costs – general and administrative expense	843	1,013	3,738	4,007
Severance expense	4,850	660	6,823	3,048
Acquisition contingent consideration	—	(300)	200	(2,575)
Change in fair value of acquisition contingent earn-outs	(600)	17,500	(17,000)	17,500
Transaction costs	2,329	41	10,754	2,032
Non-GAAP operating income	$36,086	$32,540	$136,728	$130,989

Non-GAAP Net Income:
Net income (loss)	$(7,003)	$(67,798)	$7,211	$(52,729)
Income tax expense	5,628	56,360	368	54,638
Stock-based compensation expense	11,514	10,966	57,763	47,425
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	19,174	15,179	69,842	59,302
Amortization of acquired intangible assets – selling and marketing expense	587	585	2,277	2,478
Amortization of cloud computing implementation costs – general and administrative expense	843	1,013	3,738	4,007
Severance expense	4,850	660	6,823	3,048
Acquisition contingent consideration	—	(300)	200	(2,575)
Change in fair value of acquisition contingent earn-outs	(600)	17,500	(17,000)	17,500
Transaction costs	2,329	41	10,754	2,032
Change in settlement value of deferred purchase commitment liability – interest expense	—	—	—	423
Non-GAAP income before income taxes	37,322	34,206	141,976	135,549
Income tax adjustment at statutory rate (1)	(9,517)	(8,723)	(36,204)	(34,565)
Non-GAAP net income	$27,805	$25,483	$105,772	$100,984

Non-GAAP Diluted EPS:
Non-GAAP net income	$27,805	$25,483	$105,772	$100,984
Interest expense (net of tax), convertible senior notes (2)	903	911	3,612	2,435
Non-GAAP net income used in dilutive per share computation	$28,708	$26,394	$109,384	$103,419

Weighted average Class A and B common stock, diluted	162,203	162,939	162,421	161,774
Dilutive effect of convertible senior notes (2)	9,498	9,498	9,498	6,480
Total average Class A and B shares used in dilutive per share computation	171,701	172,437	171,919	168,254
Non-GAAP diluted EPS	$0.17	$0.15	$0.64	$0.61

(1) Non-GAAP income before income taxes is adjusted for income taxes using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

(2) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. Interest expense and additional dilutive shares related to the notes are added back to the calculation when their impact is dilutive. In periods when the impact is anti-dilutive, there is no add-back of interest expense or additional dilutive shares related to the notes.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands)	2025	2024	2025	2024
Adjusted EBITDA:
Net income (loss)	$(7,003)	$(67,798)	$7,211	$(52,729)
Interest expense (income), net (1)	(1,236)	(1,666)	(5,248)	(4,137)
Income tax expense	5,628	56,360	368	54,638
Depreciation and amortization – property and equipment	6,373	5,521	24,812	20,953
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	19,174	15,179	69,842	59,302
Amortization of acquired intangible assets – selling and marketing expense	587	585	2,277	2,478
Amortization of cloud computing implementation costs – general and administrative expense	843	1,013	3,738	4,007
Stock-based compensation expense	11,514	10,966	57,763	47,425
Severance expense	4,850	660	6,823	3,048
Acquisition contingent consideration	—	(300)	200	(2,575)
Change in fair value of acquisition contingent earn-outs	(600)	17,500	(17,000)	17,500
Transaction costs	2,329	41	10,754	2,032
Adjusted EBITDA	$42,459	$38,061	$161,540	$151,942

Adjusted EBITDA Margin:
Total revenues	$194,711	$178,456	$748,444	$666,776
Adjusted EBITDA margin	21.8%	21.3%	21.6%	22.8%
(1) The year ended December 31, 2024 period includes $423 for the change in the settlement value of a deferred purchase commitment liability recorded as interest expense.

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands)	2025	2024	2025	2024
Free Cash Flow:
Cash provided by operating activities	$42,268	$41,133	$165,543	$164,821
Property and equipment additions	(26,894)	(18,249)	(96,236)	(65,769)
Capitalized software additions	(5,274)	(4,987)	(21,718)	(21,344)
Free cash flow	$10,100	$17,897	$47,589	$77,708

Free Cash Flow Margin:
Total revenues	$194,711	$178,456	$748,444	$666,776
Free cash flow margin	5.2%	10.0%	6.4%	11.7%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

investors@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com